                                                                    EXHIBIT 11.1


                    PAYLESS SHOESOURCE, INC. AND SUBSIDIARIES
                      COMPUTATION OF NET EARNINGS PER SHARE
                                   (UNAUDITED)

(Dollars and shares in thousands, except per share)

                                                          13 WEEKS ENDED                  26 WEEKS ENDED
                                                 -------------------------------  ------------------------------
                                                 AUGUST 2, 2003   AUGUST 3, 2002  AUGUST 2, 2003  AUGUST 3, 2002
                                                 --------------   --------------  --------------  --------------
Diluted Computation:
Net earnings                                          $ 5,184        $47,189        $19,275        $71,122
Weighted average common shares outstanding             68,026         67,859         68,006         67,550
                                                      -------        -------        -------        -------
Net effect of dilutive stock options based
   on the treasury stock method                            41            552             50            770
                                                      -------        -------        -------        -------
Outstanding shares for diluted earnings
   per share                                           68,067         68,411         68,056         68,320
                                                      =======        =======        =======        =======
Diluted earnings per share                            $  0.08        $  0.69        $  0.28        $  1.04
                                                      =======        =======        =======        =======

Basic Computation:
Net earnings                                          $ 5,184        $47,189        $19,275        $71,122
Weighted average common shares outstanding             68,026         67,859         68,006         67,550
                                                      -------        -------        -------        -------
Basic earnings per share                              $  0.08        $  0.70        $  0.28        $  1.05
                                                      =======        =======        =======        =======

Note: Basic earnings per share are computed by dividing net earnings by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share include the effect of conversions of stock options.